Exhibit 10.36

SIENTRA, INC.

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED

STRATEGIC ADVISORY CONSULTING AGREEMENT

This Second Amendment to that certain Second Amended and Restated Strategic Advisory Agreement (the “Second Amendment”), is made between Sientra, Inc., a Delaware corporation (the “Company”) and Keith J. Sullivan (“Consultant”) (collectively, the “Parties”), dated as of March 12, 2019 (the “Amendment Effective Date”).

RECITALS

WHEREAS, the Parties entered into that certain Second Amended and Restated Strategic Advisory Agreement as amended by the First Amendment to Second Amendment and Restated Strategic Advisory Consulting Agreement effective August 6, 2018 (collectively the “Advisory Agreement”); and

WHEREAS, the Company and Consultant desire to amend the Advisory Agreement as set forth herein with all terms to be effective as of the Amendment Effective Date.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the Parties hereby agree as follows:

AGREEMENT

1.Section 4 of the Advisory Agreement is hereby amended to replace the following phrase “Consultant shall provide Services to Sientra commencing on the Effective Date and ending on December 31, 2019 (the “Term”)” with “Consultant shall provide Services to Sientra commencing on the Effective Date and ending on December 31, 2019 (the “Term”)”

2.Exhibit B to the Advisory Agreement is amended to include the following paragraph:

In addition, for the period January 1, 2019 through December 31, 2019 Consultant shall be granted a further 40,000 time-based RSUs, which shall vest in arrears in four quarterly installments as follows: (i) 10,000 shares shall vest on the first business day after the quarter ending March 31, 2019, (ii) 10,000 shares shall vest on the first business day after the quarter ending June 30, 2019, (iii) 10,000 shares shall vest on the first business day after the quarter ending September 30, 2019, and (iv) 10,000 shares shall vest on the first business day after the quarter ending December 31, 2019.  Consultant shall further be granted an additional 20,000 performance-based RSUs the vesting of which is contingent upon the achievement of certain revenue targets for miraDry as set forth by the Board or the Committee and communicated to Consultant in writing. The performance-based RSUs shall vest, provided the performance criteria has been met, on the first business day after Sientra files its Quarterly Report on Form 10-Q or Annual Report on Form 10-K for the applicable time period.  Such grants shall be subject to Consultant’s execution of an RSU agreement with the Company and Consultant’s continued consulting service with the Company through each applicable vesting date.  The RSUs shall be governed by the RSU agreement and related equity incentive plan of the Company, respectively. No performance RSUs will vest if the revenue targets are not achieved, provided, however that in the event (i) of a Change in Control (as defined in the Plan) of Sientra on or prior to the end of the Term, and (ii) Consultant is terminated without Cause (as defined in the Consulting Agreement) prior to the end of the Term, then all of the performance-based RSUs and all unvested time-based RSUs will automatically and without further action vest in full

3.Except as specifically provided for in this Amendment, the terms of the Advisory Agreement shall be unmodified and shall remain in full force and effect.  In the event that any provision of this Amendment and the Advisory Agreement conflict, the provision of this Amendment shall govern.

4.This Amendment will be effective upon the Amendment Effective Date.

5.Unless otherwise defined herein, all capitalized terms shall have the meanings assigned to them in the Advisory Agreement.

6.This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.  This Amendment shall be governed and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such State, without regard to the conflicts of laws principles thereof.  This Amendment shall become part of the Advisory Agreement and therefore subject to its terms.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, The parties have executed this Agreement as of the date set forth above.

SIENTRA, INC. By: /s/ Jeffrey M. Nugent Title: Chairman and Chief Executive Officer Address: 420 Fairview Avenue, Suite 200, Santa Barbara, CA 93117 Phone: 805-679-8888
KEITH J. SULLIVAN By: /S/ Keith J. Sullivan Address: 8840 S. Sea Oaks Way, # 304, Vero Beach, FL 32963 Phone: 703-304-0481